How It Works Our Team Investor Portal



Invest in Real Estate for just $500

A low barrier passive investment solution for the military community

Get Started Today!


ADPI CAPITAL
Tribeca Place

Built to help military members, veterans, and their families invest on the go

Veteran and military spouse owned and operated, at ADPI Capital™ we know what it's like to serve.

No longer will military service obligations and overseas deployments get in the way of your financial goals. With an ADPI Capital™ Fund, you can invest passively in a diversified portfolio of commercial real estate.

How It Works

Investment Highlights

8%+

Minimum

Project Avg Annual Return Criteria*

$500

Minimum Investment

5-7

Year Hold

*Refers to the individual minimum targeted average annual return per property required before Fund investment consideration. Please review all disclosures and disclaimers prior to investing.

required before fund investment consideration. Please review all disclosures and disclaimers prior to investing.

More Than Just Passive Investing

Invest now with only $500 to get access to commercial real estate deals nationwide









Invest along side your military community

Our platform provides investors unprecedented access to a growing portfolio of diversified real estate assets owned and operated by Active Duty Passive Income® community members and military real estate investors just like you.





Where education meets experience

At ADPI Capital™, we're not just educators. We're ACTION TAKERS. With over 40+ years of combined commercial real estate experience, you can rest easy knowing that our founders have what it takes to find, fund, and operate a variety of real estate assets - from mobile home parks to multifamily apartment complexes to self-storage facilities and everything in between.



Own your financial future today

Using our powerful investor portal, you'll be able to easily sync your bank accounts, receive quarterly distributions, and stay up to date with timely market and performance updates. Whether you're a brand new E-1 or a seasoned O-6, taking charge of your financial future has never been easier.


You've received a distribution

Getting started is easy

Sign up with ADPI Capital™ in just 2 minutes. Tell us about yourself and your investment goals and we'll pair you with an opportunity that makes sense. Then just sync your accounts, indicate your interest, and get started today!

Your Background

Let's get to know each other. Give us a little info about yourself.

Indicate Interest

Log into our secure portal to indicate your interest fund and begin the process today.

Grow Over Time

Collect regular distributions and watch your money grow over time.

Get Started

Legal Disclaimer

ADPICAPITAL.com is a website (the "ADPI CAPITAL Platform") operated by ADPI CAPITAL LLC ("ADPI CAPITAL") and by accessing this site and any pages thereof, you agree to be bound by the Terms of Use and Privacy Policy. ADPI CAPITAL does not give investment advice, endorsement, analysis or recommendations with respect to any securities and the content contained on the ADPI CAPITAL Platform does not constitute an offer by ADPI CAPITAL to sell, solicit or make an offer to buy an investment interest. Offers to sell, or the solicitation of offers to buy, any security can only be made through official offering documents, such as a subscription agreement and private placement memorandum (the "Documents"). Before making an investment decision with respect to any investment described herein, potential investors are advised to carefully review the Documents. Any investment overview found on the ADPI CAPITAL Platform is intended only as a preliminary summary of such investment. This summary does not purport to be complete and is qualified in its entirety by reference to the more detailed discussion contained in the actual text of the Documents.

No money or other consideration is being solicited for our Regulation A+ offering at this time and if sent in to the Fund will not be accepted. No offer to buy securities in a Regulation A+ offering of the Fund can be accepted and no part of the purchase price can be received until the Fund's offering statement is qualified with the SEC. Any such offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any indications of interest in the Fund's offering involves no obligation or commitment of any kind.

The Fund is testing the waters under Regulation A of the Securities Act of 1933, as amended. This process allows companies to determine whether there may be interest in an eventual offering of its securities. the Fund is not under any obligation to make an offering under Regulation A. The Fund may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering may not be made under Regulation A. For example, the Company may determine to proceed with an offering under Rule 506(c) of Regulation D, in which case we will only offer our securities to accredited investors as defined by Rule 501(a) of Regulation D. If the Fund does go ahead with an offering under Regulation A, it will only be able to make sales after it has filed an offering statement with the Securities and Exchange Commission ("SEC") and only after the SEC has qualified such offering statement. The information in the offering statement will be more complete than these test-the-waters materials and could differ in important ways. You must read the offering statement filed with the SEC.

Please read the full Legal Disclaimer prior to making any investment decision.

Check out the offering circular here.

Getting started is easy

Sign up with ADPI Capital in just 2 minutes. Tell us about yourself and your investment goals and we'll pair you with an opportunity that makes sense. Then just sync your accounts, indicate your interest, and get started today!

Your Background

Let's get to know each other. Give us a little info about yourself.

Indicate Interest

Log into our secure portal to indicate your interest and begin the process today.

Grow Over Time

Collect regular distributions and watch your money grow over time.

Get Started

Our Members

Growing at nearly 7,000+ members per month, the Active Duty Passive Income® community of military real estate investors has never been stronger. Our unique fund model allows members to diversify their portfolios and invest directly into the community they already know, love, and trust.

Not a member? Join here now!


ADPI
CAPITAL™



Our Mission

We've blended our expertise and experience in commercial real estate with a value-first strategy designed to help both new and seasoned military real estate investors consistently grow their net worth and own more of the land they swore to protect and defend.

Our Model

It's no secret that while profitable, the real estate industry is littered with advisory fees and hidden management fees. By reducing costs, leveraging the strength of the Active Duty Passive Income® community, and removing the net worth barrier to entry, investors of the Fund are able to own and profit from commercial real estate like never before.


ACTIVE DUTY
PASSIVE INCOME
DEPRECIATION
ADPI
CAPITAL

Important Insights

*Review important legal disclaimers prior to investing.

Who can invest with ADPI Capital™?

Any U.S. citizen (or permanent resident) currently residing in the U.S. who is over the age of 21 can invest - no accreditation required!

What's the minimum investment amount?

Minimum investment into Equity Fund 1™ starts at just $500.

Can I submit automatic recurring investments on a regular interval (i.e. weekly, monthly, quarterly, etc.)?

Unfortunately, due to the regulatory nature of this opportunity, we cannot accept automatic recurring investments.

However, you are welcome to manually invest throughout the capital raising period at your leisure assuming there is still space in the desired Fund.

What returns can I expect?

Specific returns will depend on a variety of factors including but not limited to your investment amount, the number of total shares you hold, and market conditions outside the control of ADPI Capital™ and the Fund. At the Fund level, we target opportunities that have a minimum 8% average expected annual return.

Don't forget to read our important legal disclosures regarding any future investment returns here.

Is this a long term investment?

Absolutely. Like all private real estate investments, investments in ADPI Capital™ should be viewed as long-term (5+ years). This is because nearly all of the most effective real estate investing strategies require a combination of both expertise and time to pay off. If you anticipate needing your investment back in the near term, we don't recommend investing with us.

Can I invest with my Self Directed IRA (SDIRA)?

Absolutely! Investors with qualified SDIRAs may invest in any of our Funds. Please be sure to consult with your tax and legal advisors, and your SDIRA custodian prior to making any investment decisions.

How does your fee structure work?

Investors who choose to participate in Equity Fund 1™ will enjoy ZERO recurring management or advisory fees. This rare model puts investors first and guarantees manager-investor alignment throughout the lifespan of the Fund.

How do distributions work?

Investor distributions are made quarterly and are sent directly to an investor's bank account of choice using direct ACH payment. Regular financial summaries and updates will be made available to investors through our secure online fund platform. Simply log in to your account to view your investment's performance and download any financial summaries.

How soon can I expect my first distribution after investing?

Your distributions depend on multiple factors including, (1) when you invest, (2) the number of shares owned, and (3) when your capital is pooled and allocated into an opportunity. Our unique fund model allows investors to own shares that contribute capital to a variety of real estate opportunities. Depending on when you invest, you may see distributions within one quarter. However, early investors can expect to wait at least 6 months after we raise the minimum offering amount and deploy it into various real estate opportunities. Please review all the subscription documents to learn more about the fund's business plan and any legal disclosures regarding investor distributions.

How do I get started?

Tap here to navigate our secure portal. Then simply create your secure profile, sync your bank accounts, and indicate your interest in the Fund. When you're ready, all you have to do is review and digitally sign our subscription documents, ACH transfer the funds, and you're in! With investment minimums starting at just $500, it's never been easier to get started passively investing in commercial real estate.

Legal Disclaimer

ADPICAPITAL.com is a website (the "ADPI CAPITAL Platform") operated by ADPI CAPITAL LLC ("ADPI CAPITAL") and by accessing this site and any pages thereof, you agree to be bound by the Terms of Use and Privacy Policy. ADPI CAPITAL does not give investment advice, endorsement, analysis or recommendations with respect to any securities and the content contained on the ADPI CAPITAL Platform does not constitute an offer by ADPI CAPITAL to sell, solicit or make an offer to buy an investment interest. Offers to sell, or the solicitation of offers to buy, any security can only be made through official offering documents, such as a subscription agreement and private placement memorandum (the "Documents"). Before making an investment decision with respect to any investment described herein, potential investors are advised to carefully review the Documents. Any investment overview found on the ADPI CAPITAL Platform is intended only as a preliminary summary of such investment. This summary does not purport to be complete and is qualified in its entirety by reference to the more detailed discussion contained in the actual text of the Documents.

No money or other consideration is being solicited for our Regulation A+ offering at this time and if sent in to the Fund will not be accepted. No offer to buy securities in a Regulation A+ offering of the Fund can be accepted and no part of the purchase price can be received until the Fund's offering statement is qualified with the SEC. Any such offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any indications of interest in the Fund's offering involves no obligation or commitment of any kind.

The Fund is testing the waters under Regulation A of the Securities Act of 1933, as amended. This process allows companies to determine whether there may be interest in an eventual offering of its securities. the Fund is not under any obligation to make an offering under Regulation A. The Fund may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering may not be made under Regulation A. For example, the Company may determine to proceed with an offering under Rule 506(c) of Regulation D, in which case we will only offer our securities to accredited investors as defined by Rule 501(a) of Regulation D. If the Fund does go ahead with an offering under Regulation A, it will only be able to make sales after it has filed an offering statement with the Securities and Exchange Commission ("SEC") and only after the SEC has qualified such offering statement. The information in the offering statement will be more complete than these test-the-waters materials and could differ in important ways. You must read the offering statement filed with the SEC.

Please read the full Legal Disclaimer prior to making any investment decision. Visit here to review our preliminary offering circular.

ADPI CAPITAL

LOGIN


EQUITY
FUND 1
Bonus Share Program

Equity Fund 1™

ADPI Capital™ is proud to present its inaugural fund opportunity, Equity Fund 1™. By removing the barriers to commercial real estate investors, including high minimum investments, accreditation standards, and debilitating management fees, Equity Fund 1™ offers military real estate investors an opportunity to grow their net worth with a diversified portfolio of commercial real estate led by the experienced team at Active Duty Passive Income®.

- ADPI Capital Website
- Latest Preliminary Offering Circular
- Legal Disclaimer

KEY INFORMATION

8%+
TARGETED PROJECT AVG ANNUAL RETURN

5-7 Years
HOLD PERIOD

I'M INTERESTED

- OR -

Already have an account? **Login Here!**

Minimum Investment
$500

Desired Assets
100+ Unit B/C Multifamily, Mobile Home Parks, and Self Storage Facilities

Details Documents

The information provided herein does not, and is not intended to, constitute legal advice; instead, all information, content, and materials are for general informational purposes only. Information contained herein may not constitute the most up-to-date legal or other information. Readers should contact their attorney to obtain advice with respect to any particular legal matter. No reader should act or refrain from acting on the basis of information contained herein without first seeking legal advice from counsel in the relevant jurisdiction.

No money or other consideration is being solicited for our Regulation A+ offering at this time and if sent in to the Fund will not be accepted. No offer to buy securities in a Regulation A+ offering of the Fund can be accepted and no part of the purchase price can be received until the Fund's offering statement is qualified with the SEC. Any such offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any indications of interest in the Fund's offering involves no obligation or commitment of any kind.

The Fund is testing the waters under Regulation A of the Securities Act of 1933, as amended. This process allows companies to determine whether there may be interest in an eventual offering of its securities. the Fund is not under any obligation to make an offering under Regulation A. The Fund may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering may not be made under Regulation A. For example, the Company may determine to proceed with an offering under Rule 506(c) of Regulation D, in which case we will only offer our securities to accredited investors as defined by Rule 501(a) of Regulation D. If the Fund does go ahead with an offering under Regulation A, it will only be able to make sales after it has filed an offering statement with the Securities and Exchange Commission ("SEC") and only after the SEC has qualified such offering statement. The information in the offering statement will be more complete than these test-the-waters materials and could differ in important ways. You must read the offering statement filed with the SEC. Review our latest offering circular here.

Equity Fund 1™ Executive Summary

Target Fund Size	**$10,000,000**
Minimum Investment	**$500**
Minimum Project Avg Annual Return Criteria*	**8%+**
Expected Hold Period	**5-7 Years**
Projected Acquisition	**1,000+ Units**

*Refers to the individual minimum targeted average annual return per property required before Fund investment consideration. Please review all disclosures and disclaimers prior to investing.

KEY INFORMATION

8%+
TARGETED PROJECT AVG ANNUAL RETURN

5-7 Years
HOLD PERIOD

I'M INTERESTED

- OR -

Already have an account? **Login Here!**

Minimum Investment
$500

Desired Assets
100+ Unit B/C Multifamily, Mobile Home Parks, and Self Storage Facilities

Invest alongside your military community

Our platform provides investors unprecedented access to a growing portfolio of diversified real estate assets owned and operated by Active Duty Passive Income® community members and military real estate investors just like you.



We've removed the barriers to investing

Using our unique fund model, we're able to provide investors of all levels with flexible options to get started in passive investing. Choose which option is best for you and your financial goals. Then just log in, sync your accounts, sign the subscription documents, and start enjoying diversified passive returns with commercial real estate. With investment minimums starting at just $500, there are opportunities for everyone to build wealth!

Frequently Asked Questions

Who can invest in Equity Fund 1™?

Any U.S. citizen (or permanent resident) currently residing in the U.S. who is over the age of 21 can invest - no accreditation required!

I'm deployed and/or serving overseas. Can I invest?

Yes! As long as you can prove your U.S. citizenship and have U.S.-based bank accounts, you may invest in any of our Funds.

What's the minimum investment amount?

Minimum investment into Equity Fund 1™ starts at just $500.

KEY INFORMATION

8%+

TARGETED PROJECT AVG ANNUAL RETURN

5-7 Years

HOLD PERIOD

I'M INTERESTED

- OR -

Already have an account? **Login Here!**

Minimum Investment
$500

Desired Assets
100+ Unit B/C Multifamily, Mobile Home Parks, and Self Storage Facilities

Can I submit automatic recurring investments on a regular interval (i.e. weekly, monthly, quarterly, etc.)?

Unfortunately, due to the regulatory nature of this opportunity, we cannot accept automatic recurring investments. However, you are welcome to manually invest throughout the capital raising period at your leisure assuming there is still space in Equity Fund I™.

What assets is Equity Fund 1™ targeting?

The Equity Fund I™ management team is targeting 100+ unit B/C Multifamily, Mobile Home Parks, and Self-Storage facilities in growing submarkets in the central, southwest, and southeast United States. We base our market decisions on many factors including population growth, economic growth, unemployment trends, and household income to name a few.

What returns can I expect from Equity Fund 1™?

Specific returns will depend on a variety of factors including but not limited to your investment amount, the number of total shares you hold, and market conditions outside the control of ADPI Capital™ and the Fund. At the Fund level, we target opportunities that have a minimum 8% average expected annual return.

Is this a long-term investment?

Absolutely. Like all private real estate investments, investments into Equity Fund I™ should be viewed as long-term (5+ years). This is because nearly all of the most effective real estate investing strategies require a combination of both expertise and time to pay off in full. If you anticipate needing your investment back in the near term, we don't recommend investing with us.

Can I invest with my Self Directed IRA (SDIRA)?

Yes! Investors with qualified SDIRAs may invest in Equity Fund I™. Please be sure to consult with your tax and legal advisors, and your SDIRA custodian prior to making any investment decisions.

How does your fee structure work?

Investors who choose to participate in Equity Fund I™ will enjoy ZERO recurring management or advisory fees. This rare model puts investors first and guarantees manager-investor alignment throughout the lifespan of the Fund.

When can I expect my initial investment to be returned?

While individual results will vary, in general, initial capital will be returned to investors during the disposition (sale or refinance) of the assets within the Fund at the close of the Fund (5-7 years). It's important to note that any return of capital is dependent upon market factors and cannot be guaranteed as this, like most investments, is speculative in nature. Please review all legal disclaimers and disclosures prior to deciding to invest.

How do distributions work?

When available, investor distributions are made quarterly and are sent directly to an investor's bank account of choice using direct ACH payment. Regular financial summaries and updates will be made available to investors through our secure online fund platform. Simply log in to your account to view your investment's performance and download any financial summaries.

KEY INFORMATION

8%+
TARGETED PROJECT AVG ANNUAL RETURN

5-7 Years
HOLD PERIOD

I'M INTERESTED

- OR -

Already have an account? **Login Here!**

Minimum Investment
$500

Desired Assets
100+ Unit B/C Multifamily, Mobile Home Parks, and Self Storage Facilities

When can I expect my initial investment to be returned?

While individual results will vary, in general, initial capital will be returned to investors during the disposition (sale or refinance) of the assets within the Fund at the close of the Fund (5-7 years). It's important to note that any return of capital is dependent upon market factors and cannot be guaranteed as this, like most investments, is speculative in nature. Please review all legal disclaimers and disclosures prior to deciding to invest.

How do distributions work?

When available, investor distributions are made quarterly and are sent directly to an investor's bank account of choice using direct ACH payment. Regular financial summaries and updates will be made available to investors through our secure online fund platform. Simply log in to your account to view your investment's performance and download any financial summaries.

How soon can I expect my first distribution after investing?

Your distributions depend on multiple factors including, (1) when you invest, (2) the number of shares owned, and (3) when your capital is pooled and allocated into an opportunity. Our unique fund model allows investors to own shares that contribute capital to a variety of real estate opportunities. Depending on when you invest, you may see distributions within one quarter. However, early investors can expect to wait at least 6 months after we raise the minimum offering amount and deploy it into various real estate opportunities. Please review all the subscription documents to learn more about the fund's business plan and any legal disclosures regarding investor distributions.

Are there any tax benefits for fund investors?

Absolutely! Investors in Equity Fund I™ will receive an annual K-1 from our accounting team detailing any losses - both depreciation and bonus depreciation - distributed pro-rata to investors based on their ownership of the fund. Depending on your status, these losses can then be attributed to your other ordinary income to help reduce your overall tax liability. Consult with your certified tax professional to learn how passive losses from real estate can affect your personal tax situation.

How do I get started?

Simply click the button at the top of this screen to create your secure investor profile and register your interest. Then, log in to your portal and follow the instructional video on how to finish setting up your profile and sync your desired bank account.

Once the Fund's Regulation A Offering is qualified by the Securities and Exchange Commission (SEC), you will be able to review and sign the required documentation and purchase your shares of Equity Fund I™.

KEY INFORMATION

8%+
TARGETED PROJECT AVG ANNUAL RETURN

5-7 Years
HOLD PERIOD

I'M INTERESTED

- OR -

Already have an account? **Login Here!**

Minimum Investment
$500

Desired Assets
100+ Unit B/C Multifamily, Mobile Home Parks, and Self Storage Facilities

Removing the Barriers to Passive Income

Founded in 2022, ADPI Capital™ is a community-driven investment firm dedicated to providing service members, veterans, and their families easy access to real estate investment opportunities. By removing barriers to wealth and disrupting the traditional investment process, we help the military community own more of the land they swore to protect and defend.

Get Started



Experience You Can Trust

With a combined 40+ years of commercial real estate experience, you can trust that the ADPI Capital™ team has what it takes to raise, deploy, and manage cash flowing real estate assets nationwide



Adam La Barr

Managing Member

Adam was an Air Force brat traveling around the country before joining the Air Force and traveling the world. Adam currently co-leads Active Duty Passive Income's Military Multifamily Academy and Mastermind where he utilizes his passion for property research and underwriting to help guide and coach new investors.



Kevin Brenner

Managing Member

As Host of the Active Duty Passive Income Podcast, Kevin has dedicated himself to helping other service members and veterans achieve success in real estate. Kevin's knack for coaching others has enabled him to mentor thousands of military real estate investors looking to build wealth through real estate investing.



Markian Sich

Managing Member

CEO and Founder of Active Duty Passive Income, Markian Sich separated from the US Marine Corps in 2021. Markian, a third-generation Ukrainian immigrant, learned about the power of opportunity from his family. Shortly after graduating the United States Naval Academy, Markian began his investing career. His successes inspired him to teach others about real estate investing.

new investors.

estate investing.

investing career. His successes inspired him



Tim Kelly

Advisory Board Member

Tim is a Real Estate Investor & Educator, a Best-Selling Author, Speaker, and recently separated from the US Navy as a Chief Petty Officer after 15 years of service. As VP of Education of Active Duty Passive Income, Tim is helps military and veterans realize their financial freedom goals through real estate investing.



Eric Upchurch

Advisory Board Member

Eric Upchurch is an Army Special Operations veteran and Co-Founder of Active Duty Passive Income. With a passion for educating the military community, Eric has dedicated himself to a myriad of investment strategies ranging from Self-Directed IRAs to multifamily apartment investing, and live-in flips, to mobile home parks and commercial self-storage facilities.



Jill Campbell

Advisory Board Member

Jill's ability to solve problems, which, when combined with the frequent relocations of military life, has resulted in a chronic case of serial entrepreneurship. Having moved over 30 times throughout her life, Jill has developed a talent for quickly developing relationships and building a "tribe" – a skill that she has honed within the ADPI community.

Legal Disclaimer

ADPICAPITAL.com is a website (the "ADPI CAPITAL Platform") operated by ADPI CAPITAL LLC ("ADPI CAPITAL") and by accessing this site and any pages thereof, you agree to be bound by the Terms of Use and Privacy Policy. ADPI CAPITAL does not give investment advice, endorsement, analysis or recommendations with respect to any securities and the content contained on the ADPI CAPITAL Platform does not constitute an offer by ADPI CAPITAL to sell, solicit or make an offer to buy an investment interest. Offers to sell, or the solicitation of offers to buy, any security can only be made through official offering documents, such as a subscription agreement and private placement memorandum (the "Documents"). Before making an investment decision with respect to any investment described herein, potential investors are advised to carefully review the Documents. Any investment overview found on the ADPI CAPITAL Platform is intended only as a preliminary summary of such investment. This summary does not purport to be complete and is qualified in its entirety by reference to the more detailed discussion contained in the actual text of the Documents.

No money or other consideration is being solicited for our Regulation A+ offering at this time and if sent in to the Fund will not be accepted. No offer to buy securities in a Regulation A+ offering of the Fund can be accepted and no part of the purchase price can be received until the Fund's offering statement is qualified with the SEC. Any such offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any indications of interest in the Fund's offering involves no obligation or commitment of any kind.

The Fund is testing the waters under Regulation A of the Securities Act of 1933, as amended. This process allows companies to determine whether there may be interest in an eventual offering of its securities. the Fund is not under any obligation to make an offering under Regulation A. The Fund may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering may not be made under Regulation A. For example, the Company may determine to proceed with an offering under Rule 506(c) of Regulation D, in which case we will only offer our securities to accredited investors as defined by Rule 501(a) of Regulation D. If the Fund does go ahead with an offering under Regulation A, it will only be able to make sales after it has filed an offering statement with the Securities and Exchange Commission ("SEC") and only after the SEC has qualified such offering statement. The information in the offering statement will be more complete than these test-the-waters materials and could differ in important ways. You must read the offering statement filed with the SEC.

Please read the full Legal Disclaimer prior to making any investment decision. Visit here to review our preliminary offering circular.